PERMANENT GLOBAL NOTE


Series Number:[ ]

                                                              Serial Number: [ ]

[Tranche Number:[ ]]


                            BARCLAYCARD FUNDING PLC
  (a public limited company incorporated under the laws of England and Wales)


              Barclaycard Asset Backed Medium Term Note Programme
                             PERMANENT GLOBAL NOTE
                               representing up to
                                      L[*]

           Floating Rate Asset Backed Class B Note due November 2002

This global instrument is a Permanent Global Note with interest coupons issued in respect of an issue of an aggregate principal amount of L[*] of Floating Rate Asset Backed Class B Notes due November 2002 (the "Notes") by Barclaycard Funding PLC (the "Issuer").

The Issuer for value received promises, all in accordance with the terms and conditions set out in the Series 99-1 Supplement ("Terms and Conditions") and the Trust Deed (as defined below) to pay to the bearer upon presentation or, as the case may be, surrender hereof in respect of each Note for the time being from time to time represented hereby, on the maturity date specified in the Terms and Conditions or on such earlier date as any such Note may become due and payable in accordance with the Terms and Conditions, the Redemption Amount on such dates as may be specified in the Terms and Conditions or, if any such Note shall become due and payable on any other date, the Redemption Amount and, in respect of each such Note, to pay interest and all other amounts as may be payable pursuant to the Terms and Conditions, all subject to and in accordance therewith.

Except as specified herein, the bearer of this Permanent Global Note is entitled to the benefit of the Terms and Conditions and of the same obligations on the part of the Issuer as if such bearer were the bearer of the Notes represented hereby and to the benefit of those Terms and Conditions (and the obligations on the part of the Issuer contained therein) applicable specifically to Permanent Global Notes, and all payments under and to the bearer of this Permanent Global Note shall be valid and effective to satisfy and discharge the corresponding Liabilities of the Issuer in respect of the Notes.

This Permanent Global Note is issued pursuant to a security trust deed dated [*] November (the "Security Trust Deed") and the supplement thereto in respect of Series 99-1 (the "Series 99-1 Supplement" and together with the Security Trust Deed, the "Trust Deed") and made between the Issuer and The Bank of New York, London Branch as trustee (the "Trustee" which expression includes any person or corporation appointed from time to time as trustee). Words and expressions defined expressly or by reference in the Terms and Conditions and the Trust Deed shall have the same meanings in this Permanent Global Note.

This Permanent Global Note will be exchanged in whole but not in part for Definitive Notes if (a) any Note of the relevant Series becomes immediately redeemable following the occurrence of an Event of Default in relation thereto
(b) Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear System or Cedelbank, or any other relevant clearing system is closed for business for a continuous period of 14 days (other than by reason of legal holidays) or announces an intention to cease business permanently or in fact does so; or (c) if so specified in the Trust Deed, upon the request of a Holder of a beneficial interest in this Permanent Global Note. In the case of
(a) and (b), the Issuer shall bear the entire cost and expense and, in the case of (c) the Holder making such request shall bear the entire cost and expense. In order to exercise the option contained in paragraph (c) of the preceding sentence, the bearer hereof must, at the request of the Holder making such request, not less than forty-five days before the date upon which the delivery of such Definitive Notes is required, deposit this Permanent Global Note with the Principal Paying Agent at its specified office with the form of exchange notice endorsed hereon duly completed. Any Definitive Notes will be made available for collection by the persons entitled thereto at the specified office of the Principal Paying Agent.

The Issuer undertakes to procure that the relevant Definitive Notes will be duly issued in accordance with the Terms and Conditions, the provisions hereof and of the Trust Deed.

On any occasion on which a payment of interest is made in respect of this Permanent Global Note, the Issuer shall procure that the same is noted on the Schedule hereto.

On any occasion on which a payment of principal is made in respect of this Permanent Global Note or on which this Permanent Global Note is exchanged as aforesaid or on which any Notes represented by this Permanent Global Note are to be cancelled the Issuer shall procure that (i) the aggregate principal amount of the Notes in respect of which such payment is made (or, in the case of a partial payment, the corresponding part thereof) or which are delivered in definitive form or which are to be cancelled and (ii) the remaining principal amount of this Permanent Global Note (which shall be the previous principal amount hereof less the amount referred to at (i) above) are noted on the Schedule hereto, whereupon the principal amount of this Permanent Global Note shall for all purposes be as most recently so noted.

On each occasion on which an option is exercised in respect of any Notes represented by this Permanent Global Note, the Issuer shall procure that the appropriate notations are made on the Schedule hereto.

Insofar as the Temporary Global Note by which the Notes were initially represented has been exchanged in part only for this Permanent Global Note and is then to be further exchanged as to the remaining principal amount or part thereof for this Permanent Global Note, then upon presentation of this Permanent Global Note to the Principal Paying Agent at its specified office and to the extent that the aggregate principal amount of such Temporary Global Note is then reduced by reason of such further exchange, the Issuer shall procure that (i) the aggregate principal amount of the Notes in respect of which such further exchange is then made and (ii) the new principal amount of this Permanent Global Note (which shall be the previous principal amount hereof plus the amount referred to at (i) above) are noted on the Schedule hereto, whereupon the principal amount of this Permanent Global Note shall for all purposes be as most recently noted.

The obligations of the Issuer in respect of this Permanent Global Note are limited recourse in nature, as more particularly set out in the Terms and Conditions and the Trust Deed. In addition, the bearer of this Permanent Global Note and, inter alios, the Trustee are restricted in the proceedings which they may take against the Issuer to enforce their rights hereunder and under the Trust Deed, as more particularly described in the Terms and Conditions and the Trust Deed.

This Permanent Global Note is governed by, and shall be construed in accordance with, English law.

The Issuer irrevocably agrees for the benefit of the bearer that the courts of England are to have jurisdiction to hear and determine any suit, action or proceedings, and to settle any disputes, which may arise out of or in connection with this Permanent Global Note (respectively, "Proceedings" and "Disputes") and, for such purposes, irrevocably submits to the jurisdiction of such courts. The Issuer irrevocably waives any objection which it might now or hereafter have to the courts of England being nominated as the forum to hear and determine any Proceedings and to settle any Disputes and agrees not to claim that any such court is not a convenient or appropriate forum.

This Permanent Global Note shall not be valid for any purpose until authenticated for and on behalf of Barclays Capital as Issue Agent.

AS WITNESS the manual or facsimile signature of a director, duly authorised officer, or duly authorised attorney on behalf of the Issuer.

BARCLAYCARD FUNDING PLC

By:[manual/facsimile signature]

(director)

ISSUED in London as of [*] 1999

AUTHENTICATED for and on behalf of

THE BANK OF NEW YORK, LONDON BRANCH as Issue Agent

without recourse, warranty or liability


By:[manual signature]

(duly authorised)

                                  THE SCHEDULE

  Payments, Delivery of Definitive Note Certificates, Further Exchanges of the
      Temporary Global Note, Exercise of Options and Cancellation of Notes


             Date of payment,
             delivery, further                                                           Aggregate
           exchange of Temporary                                                         principal
         Global Note, exercise of                                                         amount of             Aggregate
           option (and date upon               Amount of            Amount of          Definitive Note          principal
             which exercise is               interest then       principal then         Certificates          amount of Notes
        effective) or cancellation               paid                 paid             then delivered         then cancelled



                  Aggregate
                  principal                     Aggregate
                 amount of                      principal             Current             Authorised
                   further                      amount in            principal          signature by or
                 exchanges of                   respect of         amount of this        on behalf of
                  Temporary                   which option is        Permanent           the Principal
                 Global Note                    exercised           Global Note          Paying Agent


                                EXCHANGE NOTICE

 ............................., being the bearer of this Permanent Global Note at the time of its deposit with the Principal Paying Agent at its specified office for the purposes of the Notes, hereby exercises the option set out above to have this Permanent Global Note exchanged in whole for Definitive Notes in
aggregate principal amount of [   ] and directs that such Definitive Notes be
made available for collection by it from the Principal Paying Agent's specified office.


By: ...........................................

(duly authorised)